UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2022

Cohn Robbins Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39454	98-1547852
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1000 N. West Street, Suite 1200
Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 295-4937
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-third of one redeemable warrant	CRHC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	CRHC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CRHC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with the proposal approved by Cohn Robbins Holdings Corp.’s (“the Company”) shareholders (“Shareholders”) on September 7, 2022, to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which is referred to as the Company’s “initial business combination,” (ii) cease its operations except for the purpose of winding up if it fails to complete such initial business combination and (iii) redeem all of the Class A Shares, included as part of the units sold in the Company’s initial public offering that was consummated on September 11, 2020, from September 11, 2022, to December 11, 2022, Shareholders elected to redeem an aggregate of 75,339,749 Class A ordinary shares, par value $0.0001 per share of the Company (“Class A Shares”), representing approximately 91.0% of the issued and outstanding Class A Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohn Robbins Holdings Corp.
Date: September 21, 2022
	By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins
	Title:	Co-Chairman

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